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As filed with the Securities and Exchange Commission on August 9, 2000

Registration No. 333-41610

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

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AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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_______________

Software.com, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0392373 (I.R.S. Employer Identification Number)

525 Anacapa Street
Santa Barbara, California 93101
(805) 882-2470
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

_______________

John L. MacFarlane
Chief Executive Officer
525 Anacapa Street
Santa Barbara, California 93101
(805) 882-2470
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

_______________

With a copy to:

Julien R. Smythe
Akin, Gump, Strauss, Hauer & Feld L.L.P.
1900 Pennzoil Place
South Tower
711 Louisiana Street
Houston, Texas 77002
(713) 220-5800
_______________

Approximate date of commencement of proposed sale to the public:
As soon as practicable on or after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

_______________

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CALCULATION OF REGISTRATION FEE
Title of Shares to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common Stock, par value $0.001 per share	70,976 shares	$94.344	$6,696,159	$1,767.79

(1)	Pursuant to Amendment No. 1 to this registration statement, the Registrant is increasing the number of shares of Common Stock to be registered pursuant to this registration statement by 70,976 shares.
(2)

Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on August 2, 2000 with respect to the additional 70,976 shares included in Amendment No. 1 to this registration statement, which such average price was $94.344.

(3)

The Proposed Maximum Aggregate Offering Price equals an amount equal to (a) 70,976 additional shares included in Amendment No. 1 to this registration statement, multiplied by (b) $94.344, the Proposed Maximum Aggregate Price Per Share with respect to such shares.

(4)

A registration fee of $129,580 was previously paid upon the initial filing of this registration statement to register 4,107,387 shares and the balance of the registration fee is being paid in connection with Amendment No. 1 to this registration statement to register the additional 70,976 shares.

     The Registrant hereby amends this Registration Statement on any date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on any date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

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____________________________________________________________________________

Issued ________ ____, 2000

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4,178,363 Shares

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[COMPANY LOGO]

Common Stock

_______________

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     The shares covered by this Prospectus may be sold, from time to time, by a selling stockholder. Our common stock is traded on the Nasdaq National Market under the symbol "SWCM." On August 8, 2000, the closing price of our common stock on the Nasdaq National Market was $107.75 per share.

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_______________

     Investing in our common stock involves certain risks. Therefore, you should carefully consider the risk factors related to investing in our common stock. For additional information on Risk Factors, see page 5.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________ , __ 2000.

___________________________________________________________________________

SOFTWARE.COM, INC.

     We develop and market infrastructure applications for the Internet based on open Internet standards and protocols. We design these applications, which we refer to as Internet infrastructure applications, to enable service providers to transition to the Internet as the technology foundation for worldwide communications and services. Our applications are designed exclusively for the service provider market-traditional telecommunications carriers; Internet service providers, or ISPs, and wholesalers; cable-based, Internet access providers; application service providers; competitive local exchange carriers; Internet destination sites or portals; and wireless telephony carriers. We believe that a fundamental component of the success and timing of the transition to an Internet-based communications structure will be enabling and empowering those service providers who possess the vision, experience, infrastructure and economies of scale to bring next-generation communications and services to the consumer and business mass-markets. There is significant and increasing competition for users of these new services, especially with the expansion of the wireless market. Therefore, we believe successful service providers must utilize Internet infrastructure applications that have the ability to perform at increasingly high capacities, or scale, and that have the flexibility to unite both traditional and next-generation communication devices within a common architecture in a cost-effective manner.

     Our business is focused on equipping service providers with the highly scalable Internet infrastructure applications that enable them to offer the most competitive, next-generation communication capabilities and services to millions of subscribers. To accomplish this, we provide our customers with scalable, high-performance products, as well as a broad range of consulting and customer support services that complement these product offerings. Since the company's founding in 1993, our vision has remained the same-supplying Internet standards-based service provider solutions.

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     In the race to build user bases, service providers increasingly focus on providing applications and services that help attract and retain customers. Our initial Internet infrastructure applications have been designed to provide service providers with a common platform for multiple messaging services. Internet electronic mail, or Internet email, has proven to be one of the most popular applications on the Internet and a compelling application for attracting subscribers. The growth in the use of Internet email has also attracted businesses, as email becomes a routine method of communicating among employees and with customers, vendors and partners. As service providers seek to differentiate offerings to attract more business users, service providers are expanding basic email service to create new and innovative Internet messaging services, including "fail-safe" email, wireless messaging, and new types of unified communications services such as integrated email, faxmail and voicemail.

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     To take advantage of opportunities in both consumer and business messaging, service providers must deploy messaging services capable of meeting the evolving needs of these groups. Service outages or the loss of messages can lead to adverse publicity for service providers, and can result in the loss of substantial numbers of subscribers. In order to leverage infrastructure investments, service providers must provide systems that can accommodate hundreds of thousands, or even millions, of users and the rapidly increasing number of messages being sent by their larger user bases. Most service providers, however, have neither the products and services in place nor the existing internal technical and development capabilities to address this enormous growth.

     Our service provider customers deploy Software.com's scalable, high-performance Internet infrastructure applications to deliver advanced messaging services to their consumer and business subscribers. Our products have been proven to deliver messaging services in some of the most demanding service provider environments in the world, including those of AT&T WorldNet(R) Service, Excite@Home, GTE Internetworking Services, Sprint PCS and Telecom Italia Net. As of March 31, 2000, we had licensed approximately 100 million seats and we estimate that over 61 million of these seats had been activated. We combine our infrastructure products and services to create advanced solutions that provide several benefits to service providers .

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     Our products are designed to easily scale and enable a service provider to offer an increasing array of services to a rapidly-growing number of subscribers. We design our products to be highly available, meaning that a user can access the service when needed, as well as highly reliable, meaning that the users do not lose data that is sent or received. In addition, our technology enables service providers to create, manage and host multiple offerings on the same infrastructure platform. A service provider can therefore easily tailor feature sets to meet the different and evolving needs of individual segments of its subscriber base. In addition to software products, we offer business planning, system design, capacity planning, on-site operations training, and integrated support services to help service providers rapidly pilot, launch and scale innovative new service offerings. After completion of a consulting engagement, our professional services staff passes essential, site-specific knowledge to our support staff to facilitate a smooth transition from deployment to ongoing customer care. We support our customers' sites on a 24-hour basis and have developed sophisticated tracking and response systems to provide customers with the highest quality support.

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     Our goal is to be the leading provider of Internet infrastructure applications designed for service providers. To this end, we intend to continue our exclusive focus on the service provider market. We believe that our exclusive focus on service providers enables us to better identify and offer the feature sets and attributes that are required for our products to be successful in the service provider marketplace. Within the service provider marketplace, we focus our sales efforts on the world's largest service providers. We believe that this strategy allows us to capture the broadest possible user base while targeting a limited number of accounts. We also believe that winning the large, well-known accounts helps our sales to smaller and medium sized providers by enhancing our reputation as a leading provider of Internet infrastructure products in the service provider market. We also intend to leverage our core technology platform to build additional service provider applications. For example, we have integrated Web-based technology, acquired in the Mobility.Net acquisition of April 1999, to enhance the performance of our existing Web interface as well as to ultimately extend our platform through additional Web-based applications. We intend to pursue a similar strategy to leverage the wireless technologies acquired in the Telarc acquisition of October 1999. In April 2000, we acquired AtMobile.com, Inc. (also known as @mobile.com), a wireless Internet application developer and application service provider with Instant Messaging technology and Wireless Intelligent Network integration expertise. We believe that we will be able to use @mobile.com's technology to further expand the wireless messaging capabilities of our platform. We may add additional applications as extensions to the platform through internal development, partnering arrangements or the acquisition of third party technologies. We also intend to continue to leverage the expertise of our professional services organization to help customers design, build and deploy systems based on our products.

     Additional information concerning us is included in the company reports and other documents incorporated by reference in this prospectus.

RECENT DEVELOPMENTS

     In April 2000, we acquired @mobile.com, a leading wireless Internet application service provider with wireless Instant Messaging technology and Wireless Intelligent Network integration expertise. In connection with this acquisition, we issued or reserved for issuance an aggregate of 3,750,000 shares of our common stock in exchange for all of the issued and outstanding common stock of @mobile.com. We also assumed all outstanding warrants and options to purchase shares of @mobile.com. The acquisition will be accounted for as a pooling of interests. We expect to record related one-time acquisition costs of approximately $11.0 million in the second quarter of 2000.

     On June 14, 2000, we acquired bCandid Corporation, also known as bCandid, a market leader in providing carrier-class discussion server infrastructure software to service providers worldwide. In connection with this acquisition, we issued or reserved for issuance shares of Software.com common stock with a value of $70.0 million in exchange for all of the issued and outstanding capital stock of bCandid. In addition, we assumed all outstanding warrants and options to purchase shares of bCandid. The acquisition will be accounted for as a purchase. We will obtain an independent appraisal (using proven valuation procedures and techniques) of the fair value of the assets and liabilities acquired and allocate a portion of the purchase price to goodwill and purchased intangible assets. In addition, a portion of the purchase price may be allocated to purchased in-process research and development (IPR&D) which would be written off in the second quarter of 2000 if such technology was not expected to have alternative future uses.

     Our principal executive office is located at 525 Anacapa Street, Santa Barbara, California 93101. Our telephone number is (805) 882-2470 and our website can be found at http://www.software.com.

RISK FACTORS

     Before acquiring our common stock, you should carefully consider the risk factors incorporated by reference from our annual report on Form 10-K into this prospectus, as well as all of the information in this prospectus, any prospectus supplement and any other documents and risk factors incorporated herein by reference.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement and the documents incorporated herein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this prospectus, words such as "anticipate," "expect," "intend," "plan," "believe," "predict," "estimate," "project" and similar expressions, as they relate to us or our management, identify forward-looking statements. These forward-looking statements are based on the beliefs of our management as well as assumptions made by us and information currently available to us. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including those risks, uncertainties and assumptions discussed in this prospectus and in our filings under the Securities Exchange Act of 1934 and those related to the following:

	our financial position;
	our business strategy;
	future business prospects;
	projected or anticipated program developments or introductions;
	possible acquisitions and alliances; and
	projected revenues, working capital, liquidity, capital needs, interest costs and income.

     Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected or projected. Such forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. You should specifically consider the various factors identified in this prospectus, any prospectus supplement and the documents incorporated by reference herein which could cause actual results to differ.

USE OF PROCEEDS

     We will not receive any money from the sale of the common stock offered by a selling stockholder.

SELLING STOCKHOLDERS

     The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by each selling stockholder immediately before the date of this prospectus, the number of shares covered by this prospectus, the number of shares of our common stock to be beneficially owned by each selling stockholder upon completion of this offering, and the percentage of shares to be owned by each selling stockholder upon completion of this offering. However, because a selling stockholder may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that a selling stockholder may retain after completion of the offering cannot be determined at this time. The last two columns of this table assume that all shares covered by this prospectus will be sold by a selling stockholder and that no additional shares of our common stock are bought or sold by a selling stockholder.

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Name	Beneficial Ownership of Shares Prior to Offering	Number of Shares Covered by this Prospectus	Number of Shares to be Owned After Offering	Percentage of Shares to be Owned After Offering

Tom A. Alberg...........................................	2,361	2,361	0	0
Alliant Partners...........................................	1,747	1,747	0	0
David L. Anderson, Trustee of the Anderson Living Trust, 1/22/98..................................	70,277	70,277	0	0
Andreessen 1996 Charitable Trust.....................	4,154	4,154	0	0
David Annan..............................................	2,003	2,003	0	0
Anvest, L.P................................................	22,533	22,533	0	0
G. Leonard Baker, Jr.....................................	69,673	69,673	0	0
BCIP Associates II.......................................	1,942	1,942	0	0
Dennis Bennie.............................................	590	590	0	0
Francis X. Bergen (1)....................................	31,587	31,587	0	0
Francis X. Bergen (1)....................................	17,101	17,101	0	0
Terri J. Bicknell..........................................	150	150	0	0
Jane Bissonnette..........................................	303	303	0	0
Michael F. Bosworth.....................................	590	590	0	0
J. Scott Briggs............................................	1,181	1,181	0	0
David L. Brinker.........................................	590	590	0	0
Michael F. Buhrmann (2)...............................	109,304	109,304	0	0
Chris Carlston (1)........................................	3,966	3,966	0	0
Thomas Carter............................................	94,694	94,694	0	0
Charlton Family Irrevocable Trust.....................	34,712	34,712	0	0
Christopher T. Charlton Revocable Living Trust.....................................................	125,655	125,655	0	0
David Chen...............................................	1,590	1,590	0	0
David Y. Chen...........................................	10,050	10,050	0	0
David Y. Chen & Jill M. Price.........................	886	886	0	0
George H. Clute..........................................	37,153	37,153	0	0
George H. Clute..........................................	119	119	0	0
Comdisco.................................................	5,953	5,953	0	0
Tench Coxe, Trustee of the Coxe/Otus Revocable Trust 4/23/98...........................................	43,173	43,173	0	0
Kirby L. Cramer..........................................	1,181	1,181	0	0
Philip Crown (1)..........................................	2,559	2,559	0	0
Terrence Crown..........................................	12,232	12,232	0	0
Dain Rauscher Investment Services...................	8,308	8,308	0	0
Joe DeAngelis ............................................	333	333	0	0
Thomas De Kang Deng.................................	631	631	0	0
Vince Dell'Anno..........................................	404	404	0	0
Ralph C. Derrickson.....................................	2,485	2,485	0	0
David Dominik...........................................	493	493	0	0
Dow Employees Pension Plan..........................	20,769	20,769	0	0
Chris Doyle................................................	4,735	4,735	0	0
Lonnie S. Edelheit, Ph.D................................	590	590	0	0
Karl J. Ege.................................................	590	590	0	0
William W. Ericson......................................	1,451	1,451	0	0
Ewing Marion Kauffman Foundation..................	41,538	41,538	0	0
FG-ATM, LLC...........................................	74,737	74,737	0	0
Alan Fleischman..........................................	8,320	8,320	0	0
Jerome Fleischmann .....................................	21,650	21,650	0	0
Robert M. Fleischmann (1)..............................	134,050	134,050	0	0
Robert M. Fleischmann (1)..............................	17,101	17,101	0	0
Frog & Peach Investors II, LLC........................	2,928	2,928	0	0
Stephen H. Frank.........................................	4,047	4,047	0	0
Harvey & Angela Freuhauf Family Trust A-1, FBO Harvey C. Fruehauf, Jr. et al...................	56,165	56,165	0	0
Harvey & Angela Freuhauf Family Trust B-2, FBP David A. Bristol, Jr. et al........................	56,165	56,165	0	0
Robert A. Fulton..........................................	590	590	0	0
Bill Funcannon............................................	5,866	5,866	0	0
Bill Funcannon............................................	19	19	0	0
Joshua Gagliardi (1)......................................	105	105	0	0
James C. Gaither..........................................	3,360	3,360	0	0
GGEP Coinvestment Partners, LLC...................	27,466	27,466	0	0
G&H Partners.............................................	599	599	0	0
Scott Gibson...............................................	590	590	0	0
Gary E. Gigot.............................................	2,952	2,952	0	0
Frank C. Gill..............................................	1,181	1,181	0	0
Thomas G. Gleason III (1)..............................	211,918	211,918	0	0
Gary Glouner.............................................	466	466	0	0
David R. Golob...........................................	1,566	1,566	0	0
William E. Gossman (3).................................	109,304	109,304	0	0
Graystone Venture Fund, L.P...........................	16,615	16,615	0	0
Robert V. Gunderson, Jr.................................	886	886	0	0
C. Rowland Hanson SEP/IRA..........................	590	590	0	0
Peter Hartmaier (1).......................................	109,304	109,304	0	0
Michael F. Hayden.......................................	378	378	0	0
Brian C. Henry............................................	2,361	2,361	0	0
Fredric Hibbler............................................	485	485	0	0
Sherryl W. Hossack......................................	535	535	0	0
George E. Hubman.......................................	2,952	2,952	0	0
Imperial Bank Corporation..............................	18,882	18,882	0	0
Infospace.com, Inc.......................................	76,068	76,068	0	0
Grant M. Inman & Suanne B. Inman Trustees Inman Living Trust UAD 5/9/89.....................	1,181	1,181	0	0
The James Irvine Foundation...........................	10,736	10,736	0	0
Wilford James.............................................	682	682	0	0
Mallory Kates.............................................	1,759	1,759	0	0
Charles Katz...............................................	590	590	0	0
Stephen W. Kennel.......................................	21,269	21,269	0	0
Kenyon College...........................................	16,615	16,615	0	0
Douglas M. Kerr, Ph.D. & Carol G. Kerr.............	590	590	0	0
John Ketterer..............................................	6,071	6,071	0	0
Key Capital Corporation.................................	33,230	33,230	0	0
Michelle Laird............................................	212	212	0	0
Gerard H. Langeler.......................................	37,153	37,153	0	0
Gerard H. Langeler.......................................	119	119	0	0
William W. Lattin, Ph.D. & June Lattin..............	590	590	0	0
David S. Lundeen........................................	2,485	2,485	0	0
Rick Maiero...............................................	1,321	1,321	0	0
Massachusetts Institute of Technology................	24,923	24,923	0	0
Angus A. MacNaughton.................................	1,085	1,085	0	0
McIntyre Associates, Inc................................	4,663	4,663	0	0
Donald K. McKinney....................................	40,109	40,109	0	0
Donald K. McKinney (Escrow)........................	5,025	5,025	0	0
Brendan McNichols......................................	236	236	0	0
MCP Global Corporation Limited.....................	169,029	169,029	0	0
Meyer Memorial Trust...................................	24,923	24,923	0	0
T. Steven Miller (1).......................................	10,557	10,557	0	0
Thomas A. & Joseph E. Miller (TiC)..................	7,357	7,357	0	0
Thomas A. & Joseph E. Miller (TiC)..................	10,557	10,557	0	0
Thomas A. & Joseph E. Miller (TiC)..................	855	855	0	0
William D. Miller........................................	13,036	13,036	0	0
William D. Miller........................................	590	590	0	0
William D. Miller........................................	42	42	0	0
M.J.B., Co., L.L.C.......................................	21,142	21,142	0	0
David C. Moffenbeier...................................	590	590	0	0
Nassau Capital Funds, L.P..............................	24,923	24,923	0	0
Bic Nguyen................................................	102	102	0	0
Northwest Venture Services Corporation Profit Sharing Retirement Trust FBO George H. Clute...	590	590	0	0
Northwest Venture Services Corporation Profit Sharing Retirement Trust FBO Bill Funcannon...	295	295	0	0
Northwest Venture Services Corporation Profit Sharing Retirement Trust FBO Gerard H. Langeler.................................................	590	590	0	0
Northwest Venture Services Corporation Profit Sharing Retirement Trust FBO Charles P. Waite, Jr.................................................	295	295	0	0
NOX Technology, Inc...................................	8,308	8,308	0	0
Anoma Olmedo...........................................	218	218	0	0
Olympic Venture Partners...............................	442	442	0	0
Olympic Venture Partners IV - Partners..............	24,457	24,457	0	0
Olympic Venture Partners IV - Escrow...............	72,304	72,304	0	0
George Orban.............................................	1,771	1,771	0	0
Oregon Public Employees' Retirement Fund.........	116,306	116,306	0	0
OVP IV Entrepreneurs Fund............................	57	57	0	0
OVP IV Entrepreneurs Fund - Escrow................	4,604	4,604	0	0
Kara Diane Palmer.......................................	689	689	0	0
John E. Parkey............................................	590	590	0	0
Chris Pearson.............................................	364	364	0	0
Michele Y. Phua..........................................	124	124	0	0
W. Jeffers Pickard........................................	1,181	1,181	0	0
Greg Pickrell..............................................	1,423	1,423	0	0
Mike Pirie (1)..............................................	54,652	54,652	0	0
GA Pogue & Associates Money Purchase Plan/FBO Susan K. Rho..............................	3,756	3,756	0	0
Gerald A. and Mai N. Pogue............................	15,020	15,020	0	0
Power Corporation of Canada..........................	83,966	83,966	0	0
pr.com, inc.................................................	582	582	0	0
Albert Prast................................................	30,213	30,213	0	0
John Rae...................................................	965	965	0	0
Gregory S. Rickman......................................	174	174	0	0
Gustavo Rivera............................................	2,815	2,815	0	0
John W. Robertson.......................................	1,642	1,642	0	0
Robertson Stephens......................................	6,650	6,650	0	0
Jessee T. Rodgers........................................	493	493	0	0
Louis E. Ryan, Jr.........................................	886	886	0	0
Louis E. Ryan, Sr........................................	886	886	0	0
David Rybarczyk (1).....................................	4,670	4,670	0	0
Gregory P. and Sarah J.D. Sands, Trustees The Gregory P. and Sarah J.D. Sands Trust Agreement dated 2/4/99..............................	1,008	1,008	0	0
Saunders Holdings, L.P.................................	23,136	23,136	0	0
Dale Schweppe...........................................	72	72	0	0
Wendy Sefcik.............................................	273	273	0	0
Seligman Communications and Information Fund, Inc........................................................	74,737	74,737	0	0
Seligman Investment Opportunities (Master) Fund- NTV Port................................................	62,779	62,779	0	0
Seligman New Technologies Fund, Inc...............	236,171	236,171	0	0
Silicon Valley Bancshares..............................	2,077	2,077	0	0
Silicon Valley Bank.....................................	2,692	2,692	0	0
Silver Partners............................................	24,923	24,923	0	0
Kimberly Smith...........................................	206	206	0	0
Stanford University.......................................	12,412	12,412	0	0
Richard G. Strayer.......................................	590	590	0	0
Sun Life Assurance of Canada.........................	27,125	27,125	0	0
Sutter Hill Entrepreneurs Fund (AI), L.P.............	4,273	4,273	0	0
Sutter Hill Entrepreneurs Fund (OP), L.P............	10,821	10,821	0	0
Sutter Hill Ventures, a California Limited Partnership..............................................	140,992	140,992	0	0
TGI Fund III, LLC.......................................	402,038	402,038	0	0
TGI Fund III, LLC Tredegar Investments, Inc. ......	37,368	37,368	0	0
Donald L. Tisdel..........................................	590	590	0	0
Martin G. Tobias..........................................	1,181	1,181	0	0
TOW Partners, A California Limited Partnership...	33,998	33,998	0	0
Tredegar Investments, Inc..............................	24,923	24,923	0	0
UMB Bank Trustee for Gunderson Detmer, et al......................................................	581	581	0	0
University of Richmond Endowment Fund..........	33,230	33,230	0	0
Robert T. Vasan..........................................	1,181	1,181	0	0
Gabriel B. Vegh..........................................	590	590	0	0
Mark Vellequette.........................................	8,797	8,797	0	0
Mark Vellequette.........................................	2,639	2,639	0	0
Mark Vellequette IRA...................................	1,010	1,010	0	0
Vellequette Family Trust................................	1,285	1,285	0	0
VLG Investments 1997, L.P............................	3,416	3,416	0	0
VLG Investments 1999..................................	3,015	3,015	0	0
VLG Investments 2000..................................	934	934	0	0
Charles P. Waite, Jr......................................	37,153	37,153	0	0
Charles P. Waite, Jr.......................................	295	295	0	0
Charles P. Waite, Jr......................................	119	119	0	0
William D. Walker.......................................	590	590	0	0
Robert T. Wall............................................	2,952	2,952	0	0
Walter Frank & Co.......................................	5,059	5,059	0	0
Washington State Investment Board..................	41,538	41,538	0	0
Wells Fargo Bank, Trustee SHV M/P/T FBO Tench Coxe.............................................	12,186	12,186	0	0
Wells Fargo Bank, Trustee SHV M/P/T FBO Sherryl W. Hossack....................................	355	355	0	0
Western Metal Industry Pension Fund................	41,538	41,538	0	0
Michael Wilhoite.........................................	2,382	2,382	0	0
Ken Wyatt.................................................	33,230	33,230	0	0
The Wythes Grandchildren's Trust, Jennifer W. Vettel, Paul M. Wythes, Jr. and Linda W. Knoll, Trustees.........................................	2,475	2,475	0	0
Paul M. Wythes and Marsha R. Wythes, Trustees of The Wythes Living Trust 7/21/87................	9,448	9,448	0	0
Yahoo!.....................................................	6,200	6,200	0	0
Yale University...........................................	24,923	24,923	0	0
1996 Yang Charitable Reminder Trust................	4,154	4,154	0	0
William H. Younger, Jr. Trustee, The Younger Living Trust, 1/20/95.................................	73,841	73,841	0	0

Total	4,178,363	4,178,363

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_______________
(1)   Employee of Software.com.
(2)   Michael F. Buhrmann is our Senior Vice President and General Manager.
(3)   William E. Gossman is our Vice President of Business Development.

PLAN OF DISTRIBUTION

     The shares may be sold or distributed from time to time by or for the account of a selling stockholder in transactions on Nasdaq, in privately negotiated transactions, in a combination of such methods, or by any other legally available means. A selling stockholder may conduct these methods of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. A selling stockholder may effect these transactions directly or indirectly through broker-dealers or agents acting on their behalf. In connection with such sales, broker-dealers or agents may receive compensation in the form of commissions or discounts from a selling stockholder or the purchasers of the shares for whom they act as agent or to whom they sell shares as principal or both.

     The shares may be sold from time to time by a selling stockholder, or by pledgees, donees, transferees or other successors in interest. A selling stockholder may also loan or pledge the shares registered hereunder to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default, the broker-dealer may effect sales of the pledged shares pursuant to this prospectus.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to our common stock except in accordance with applicable law. In addition and without limiting the foregoing, a selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934, including Rule 10b-5 and Regulation M, which may limit the timing of purchases and sales of any of the shares by a selling stockholder. All of the foregoing may affect the marketability of our common stock.

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     We have agreed to maintain the effectiveness of this Registration Statement until the earlier of (i) the sale of all of the shares pursuant to this prospectus, (ii) the time when the selling stockholders are eligible to make resales of these shares under Rule 144, and (iii) April 11, 2003 with respect to the 3,297,144 shares issued in connection with the @mobile.com acquisition, or June 14, 2001 with respect to the 669,301 shares issued in connection with the bCandid acquisition. We will not receive any of the proceeds from the sale of the shares offered pursuant to this prospectus. We will bear all expenses incident to the registration of the shares under federal and state securities laws and the sale of the shares hereunder other than expenses incident to the delivery of the shares to be sold by a selling stockholder. Any transfer taxes payable on any shares and any commissions and discounts payable to underwriters, agents or dealers shall be paid by a selling stockholder.

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DESCRIPTION OF CAPITAL STOCK

     For a description of our common stock, please see the description of our common stock contained in our Registration Statement on Form S-1 (No. 333-76263) filed with the Securities and Exchange Commission on April 14, 1999, as amended by Amendment No. 1 thereto filed on May 21, 1999, Amendment No. 2 thereto filed on June 4, 1999, Amendment No. 3 thereto filed on June 18, 1999, and Amendment No. 4 thereto filed on June 23, 1999.

LEGAL MATTERS

     The validity of the shares of common stock offered in this offering and general corporate legal matters will be passed upon for us by Akin, Gump, Strauss, Hauer & Feld, L.L.P.

EXPERTS

     The consolidated financial statements of Software.com, Inc. appearing in Software.com's Annual Report (Form 10-K) for the year ended December 31, 1999, the consolidated financial statements of AtMobile.com, Inc. appearing in Software.com's Current Report on Form 8-K/A dated June 26, 2000 for the year ended December 31, 1999 and the supplemental consolidated financial statements of Software.com, Inc. appearing in Software.com's Current Report on Form 8-K dated July 17, 2000 for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

     Government filings. We file annual, quarterly and special reports with the Securities and Exchange Commission. You may read and copy any document that we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. The Securities and Exchange Commission's Washington, D.C. public reference room is located at 450 Fifth Street N.W., Washington, D.C. 20549. You may also call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to you free of charge at the Securities and Exchange Commission's website at http://www.sec.gov or our website at http://www.software.com.

     Stock market. Our common stock is traded on the Nasdaq National Market under the symbol "SWCM." Material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     Information incorporated by reference. The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede previously filed information, including information contained in this document.

     We incorporated by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering has been completed:

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	our Annual Report on Form 10-K for the year ended December 31, 1999;
	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;
	our Proxy Statement dated April 27, 2000 regarding the annual meeting of stockholders;
	our Current Report on Form 8-K filed on April 26, 2000, as amended;
	our Current Report on Form 8-K filed on June 29, 2000;
	our Current Report on Form 8-K filed on July 17, 2000;
	our Current Report on Form 8-K filed on August 9, 2000; and


the description of our Common Stock contained in our Registration Statement on Form S-1 (No. 333-76263) filed with the Securities and Exchange Commission on April 14, 1999, as amended by Amendment No. 1 thereto filed on May 21, 1999, Amendment No. 2 thereto filed on June 4, 1999, Amendment No. 3 thereto filed on June 18, 1999, and Amendment No. 4 thereto filed on June 23, 1999.

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     You may request free copies of these filings by writing or telephoning us at the following address:
Software.com, Inc. Attn: General Counsel 525 Anacapa Street Santa Barbara, California 93101 (805) 882-2470

     You should rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

___________________________________________________________________________

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4,178,363 Shares

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[COMPANY LOGO]

Common Stock

______________________

PROSPECTUS
______________________

___________ ___, 2000

_______________________________________________________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 - Other expenses of issuance and distribution

     The following table sets forth the estimated expenses, other than underwriting discounts and commissions, payable by Software.com, Inc. in connection with the issuance and distribution of the securities being registered hereby.

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Securities and Exchange Commission Filing Fee............
Nasdaq Filing Fee................................................
Accounting Fees and Expenses.................................
Legal Fees and Expenses........................................
Blue Sky Expenses and Counsel Fees..........................
Printing and Engraving Expenses..............................
Transfer Agent and Registrar's Fees and Expenses..........
Miscellaneous Expenses.........................................
  Total...............................................................

$131,347 0 65,000 20,000 0 0 7,908 0 $224,255

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ITEM 15 - Indemnification of directors and officers

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article VIII of our Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemption, or (iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

     Article VI of our Bylaws provides for the indemnification of officers, directors and third parties acting on our behalf if that person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interests, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     Our certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

     We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our Bylaws, and we intend to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 16 - Exhibits

     The following Exhibits are filed as part of this Registration Statement:
Exhibit Number		Description
3.1	-

Amended and Restated Certificate of Incorporation of the Company (previously filed in connection with the Company's Registration Statement on Form S-1, Commission File No. 333-76263, and incorporated herein by reference).

3.2	-	Amended and Restated Bylaws of the Company (previously filed in connection with the Company's Registration Statement on Form S-1, Commission File No. 333-76263, and incorporated herein by reference).
4.1	-

Form of Stock Certificate of common stock of the Company (previously filed in connection with the Company's Registration Statement on Form S-1, Commission File No. 333-76263, and incorporated herein by reference).

5.1	-	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
23.1	-	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).
23.2	-	Consent of Ernst & Young LLP, Independent Auditors.
24.1	-	Power of Attorney (included on the signature page of this Registration Statement)

ITEM 17 - Undertakings

     (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)   The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

__________________________________________________________________________________________

SIGNATURES

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     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on August 9, 2000.

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SOFTWARE.COM, INC.

By: /S/ JOHN L. MACFARLANE __________________________________ John L. MacFarlane Chief Executive Officer

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     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 9, 2000.
Signature	Title
/S/ JOHN L. MACFARLANE __________________________________________ John L. MacFarlane	Chief Executive Officer and Director (Principal Executive Officer)
/S/ AMY E. STAAS* __________________________________________ Amy E. Staas	Vice President, Finance and Acting Chief Financial Officer (Principal Financial Officer)
/S/ MARK A. ROOT* __________________________________________ Mark A. Root	Corporate Controller (Principal Accounting Officer)
/S/ NEAL DOUGLAS* __________________________________________ Neal Douglas	Director
/S/ JUDITH HAMILTON* __________________________________________ Judith Hamilton	Director
/S/ DONALD LISTWIN* __________________________________________ Donald Listwin	Director
/S/ BERNARD PUCKETT* __________________________________________ Bernard Puckett	Director
/S/ BERNHARD WOEBKER* __________________________________________ Bernhard Woebker	Director
*By: /S/ JOHN L. MACFARLANE _____________________________________ John L. MacFarlane Attorney-in-Fact

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__________________________________________________________________________

INDEX TO EXHIBITS
Exhibit Number		Description
3.1	-

Amended and Restated Certificate of Incorporation of the Company (previously filed in connection with the Company's Registration Statement on Form S-1, Commission File No. 333-76263, and incorporated herein by reference).

3.2	-	Amended and Restated Bylaws of the Company (previously filed in connection with the Company's Registration Statement on Form S-1, Commission File No. 333-76263, and incorporated herein by reference).
4.1	-

Form of Stock Certificate of common stock of the Company (previously filed in connection with the Company's Registration Statement on Form S-1, Commission File No. 333-76263, and incorporated herein by reference).

5.1	-	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
23.1	-	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).
23.2	-	Consent of Ernst & Young LLP, Independent Auditors.
24.1	-	Power of Attorney (included on the signature page of this Registration Statement)